news release
FOR RELEASE:
August 6, 2009

NASDAQ: SNIC

Sonic Announces First Quarter 2010 Financial Results

Revenue In-Line with Outlook and Operating Expenses Less than Anticipated
Balance Sheet Strengthens with 20 Percent Increase in Cash and Equivalents to $24 Million

Novato, California (August 6, 2009) – Sonic Solutions® (NASDAQ: SNIC) today announced financial results for the first fiscal quarter ended June 30, 2009.  On a GAAP basis, net revenue was $25.5 million, operating expenses were $19.1 million, and net loss was $1.8 million, or $0.07 per diluted share.

“Sonic had a solid quarter, in spite of a challenging economic environment, reflecting the strength of our business initiatives as well as our financial discipline,” said Sonic Chief Executive Officer, Dave Habiger. “Moving forward, our goal is to continue to maximize the success of our Roxio consumer business while investing in strategic growth opportunities relating to the digital distribution of premium content.”

Summary Financial Results
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2009 (GAAP)	2009 (Non-GAAP)	2008 (GAAP)	2008 (Non-GAAP)

Net revenue	$25,527	$25,527	$30,114	$30,114

Gross profit	$17,642	$17,755	$22,408	$23,594

Net income (loss)	$(1,831)	$(81)	$(3,640)	$(2,253)

Net income (loss) per diluted share	$(0.07)	$(0.00)	$(0.14)	$(0.09)

Non-GAAP Presentation

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles (“GAAP”), we report the following non-GAAP financial measures in presenting results and giving guidance:  non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share.  We also provide guidance regarding our projected earnings before interest, taxes, depreciation and amortization, excluding impairment charges, restructuring expense, stock option review expense and share-based compensation (“Adjusted EBITDA”).  Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, but should be considered in addition to and in conjunction with results presented in accordance with GAAP.  The non-GAAP financial measures are intended to provide additional insight into our operations that, when viewed with our GAAP results and the accompanying reconciliations to the most directly comparable GAAP financial measures, offer a more complete understanding of factors and trends affecting our business.  Our non-GAAP presentations should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Sonic Solutions  •  101 Rowland Way  •  Novato, CA  94945  • tel: 415.893.8000  •  fax: 415.893.8008  •  email: info@sonic.com

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2009

We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision-making and (2) they are used by some of our investors and the analyst community to help them analyze our operating results and budget planning decisions.  We use these non-GAAP measures internally to plan and forecast future periods, to establish operational goals, to compare with our business plan and individual operating budgets and to allocate resources.  As illustrated by the above table, the effect of calculating these financial measures on a non-GAAP basis is to increase our gross profit and decrease our net loss and net loss per fully diluted share for the first quarters ended June 30, 2009 and 2008, respectively.  Material limitations associated with the use of the non-GAAP financial measures versus the comparable GAAP measures and guidance are (a) the non-GAAP measures provide a view of our results that does not take into account certain GAAP expenses that would otherwise reduce our profits or increase our losses for the period in question, and (b) because other companies may not present non-GAAP results utilizing similar assumptions, it may be difficult or impossible to meaningfully compare our non-GAAP results with those of such other companies.  We compensate for these limitations by providing full disclosure of the effects of our non-GAAP measures and guidance.  Additionally, we present reconciliations between non-GAAP measures and their most directly comparable GAAP measures for non-GAAP historical information and, to the extent available without unreasonable efforts, for non-GAAP forward-looking information, so that investors can use the information to perform their own analysis.

Additional information regarding our non-GAAP financial measures and adjustments is as follows:

Restructuring Expense Adjustment. We have excluded the effect of our restructuring expense from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  These expenses are primarily associated with the restructuring actions commenced in June and October 2008, and January 2009.  As these expenses are directly related to such restructurings, we believe that providing non-GAAP financial measures that exclude these expenses allows investors and analysts to make meaningful comparisons of our ongoing core business operating results over different periods of time.

Share-Based Compensation Expense Adjustment. We have excluded the effect of our share-based compensation expense from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA, as this provides our management with an important tool for financial and operational decision-making and for evaluating our own recurring core business operating results over different periods of time.  Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies may use under Statement of Financial Accounting Standards (“SFAS”) No.123R “Share-Based Payment” (which becomes “ASC 718-10-10 et seq.” under the new codification of accounting standards effective July 1, 2009), which governs the accounting treatment for share-based compensation, as well as the impact of non-operational factors such as our share price and events such as tender offers on the magnitude of this expense.  We believe that providing non-GAAP financial measures that exclude share-based compensation expense allows investors and analysts to make meaningful comparisons between our ongoing core business operating results and those of other companies.  Share-based compensation expense will recur in future periods for GAAP purposes.

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2009

Acquisition-Related Intangible Amortization.  Under purchase accounting rules, some portion of an acquisition purchase price is generally allocated to intangibles, such as core and developed technology and customer contracts, which are then amortized over various periods of time.  Our GAAP presentations include amortization on certain acquired intangibles from prior consummated transactions.  We have excluded the effect of amortization of acquired intangibles from our calculation of the following:  non-GAAP gross margin, non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  Amortization of acquired intangible assets expense is inconsistent in amount and frequency and is significantly affected by the timing and size of our various acquisitions.  Further, the amortization expense on acquired intangibles does not result in ongoing cash expenditures, and, in our view, does not otherwise have a material impact on our ongoing business operations.  Investors should note that the use of acquired intangible assets contributed to revenues earned during the periods presented and will continue to contribute to future period revenues.  This amortization expense will recur in future periods for GAAP purposes.

Stock Option Review Expense Adjustment. As we originally announced in February 2007, we conducted a voluntary review of our historical stock option grant practices and related accounting.  We have excluded the effect of our stock option review expenses from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA, as this provides our management with an important tool for financial and operations decision making and for evaluating our own recurring core business operating results over different periods of time.  We believe that providing non-GAAP financial measures that exclude this stock option review expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results.  We did not incur any option review expense during the first quarter ended June 30, 2009, but it is possible that certain option review expenses could be incurred in future periods as matters associated with the review are completed.

Adjusted EBITDA.  We provide guidance regarding our Adjusted EBITDA.  We believe this performance measure is useful to investors because (a) it corresponds closely to the cash operating income generated from our core operations by excluding significant non-cash operating expenses such as impairment charges, restructuring expenses, stock option review expenses and share-based compensation expenses, as well as certain other expenses, that do not arise out of our core ongoing operating activities, and (b) it provides greater insight into management decision-making, as Adjusted EBITDA is one of our primary internal metrics for evaluating the performance of our business.

Non-GAAP Reconciliations

As noted above and as reflected in the reconciliation tables contained in this release, we have provided reconciliations between the historical non-GAAP measures that we have disclosed and the most directly comparable GAAP measures.  We have not provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary for a quantitative reconciliation is available to us without unreasonable efforts.  Although we cannot provide a full quantitative reconciliation of these forward-looking measures, we have provided certain projections and other information that is available to us at this time (see “Guidance” below in this release).  Certain of this information (for example, our expectations regarding non-GAAP operating expense for the quarter ending September 30, 2009) is non-quantitative in nature, and other information (for example our expectations regarding non-GAAP operating expense and Adjusted EBITDA for the quarter ending September 30, 2009) describes a range of potential quantitative results.  In addition, we do not currently have sufficient information regarding our future activities to accurately provide reconciling information relating to our operating margins for the quarter ending September 30, 2009.  We believe the probable significance of our providing forward-looking non-GAAP financial measures without full reconciliation to the most directly comparable projected GAAP financial measures is that investors and analysts will have certain information that we believe to be useful and meaningful regarding our future projected results and opportunities, but that they will not have a complete picture of all of our projected financial results on a GAAP basis and they may be unable to accurately compare our projected results to projected results of other companies who may have treated such matters differently.  We believe that, given the inherent uncertainty always present for forward-looking projections, our investors will be able to understand and appropriately take into account the limitations in the information we have provided.  Investors are cautioned that, while we cannot predict the occurrence, timing or amount of all non-GAAP items that we exclude from our non-GAAP financial measures, the actual effect of these items, when determined could potentially be significant to the calculation of our GAAP financial measures for future calendar periods.

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2009

Guidance

For the second fiscal quarter ending September 30, 2009, we anticipate net revenue will be flat sequentially with the first quarter.  We estimate that gross margins for the second quarter will be slightly lower and operating expenses will be up incrementally on a sequential basis.  Accordingly, we estimate that our adjusted EBITDA will be approximately negative $1 million in the September quarter.  We continue to believe that Sonic will generate positive Adjusted EBITDA in the upcoming December and March quarters.

Call Details

Members of Sonic’s management team will lead a conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time.  To participate in the conference call, interested parties may dial-in at 888-539-3679 (domestic) or 719-325-2456 (international).

A telephone replay will also be available shortly following the call on Thursday, August 6, 2009 through midnight Pacific Time on Tuesday, August 11, 2009. The replay can be accessed by dialing 888-203-1112 (domestic) or 719-457-0820 (international) and entering the passcode: 3436120.

To listen to a live audio broadcast of the conference call via the Internet, visit the Investor Relations section of the Sonic Solutions website at http://www.sonic.com. An archived version of the webcast will also be available through this site.

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2009

Sonic Solutions
Consolidated Statements of Operations
(In thousands, except per share amounts - Unaudited)

	Three Months Ended
	June 30,
	2009	2008

Net revenue	$25,527	$30,114
Cost of revenue	7,885	7,706
Gross profit	17,642	22,408

Operating expenses:
Marketing and sales	6,754	9,800
Research and development	7,114	11,680
General and administrative	4,752	6,721
Restructuring	520	1,275
	19,140	29,476
Operating income (loss)	(1,498)	(7,068)

Other income (expense), net	151	(133)
Loss before income taxes	(1,347)	(7,201)

Provision (benefit) for income taxes	484	(3,561)
Net income (loss)	$(1,831)	$(3,640)

Net loss per share:
Basic	$(0.07)	$(0.14)
Diluted	$(0.07)	$(0.14)
Shares used in computing net loss per share:
Basic	26,611	26,443
Diluted	26,611	26,443

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2009

Sonic Solutions

Consolidated Balance Sheets

(in thousands, except share amounts)

	June 30, 2009	March 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,983	$19,408
Restricted cash and equivalents	-	456
Accounts receivable, net of allowance for returns and doubtful accounts of $3,248 and $2,072 at June 30, 2009 and March 31, 2009, respectively	11,664	14,874
Inventory	1,096	1,086
Prepaid expenses and other current assets	3,707	4,504
Deferred tax benefits	41	41
Total current assets	40,491	40,369
Fixed assets, net	2,357	2,851
Purchased and internally developed software costs, net	380	448
Goodwill	4,628	4,628
Acquired intangibles, net	16,442	16,556
Deferred tax benefit, net of current portion	34	21
Other assets	1,948	1,864
Total assets	$66,280	$66,737

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,048	$5,042
Accrued expenses and other current liabilities	26,306	27,026
Deferred revenue	7,232	6,875
Capital leases	133	130
Total current liabilities	39,719	39,073
Other long term liabilities	768	724
Deferred revenue, net of current portion	225	135
Capital leases, net of current portion	129	161
Total liabilities	40,841	40,093
Shareholders' equity:
Convertible preferred stock, no par value, 10,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2009 and March 31, 2009, respectively	-	-
Common stock, no par value, 100,000,000 shares authorized; 26,628,494 and 26,593,647 shares issued and outstanding at June 30, 2009 and March 31, 2009, respectively	163,727	163,121
Accumulated deficit	(136,908)	(135,076)
Accumulated other comprehensive loss	(1,380)	(1,401)
Total shareholders' equity	25,439	26,644
Total liabilities and shareholders' equity	$66,280	$66,737

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2009

Sonic Solutions
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2009	2008

Net Revenue	$25,527	$30,114
GAAP cost of revenue	7,885	7,706
GAAP gross profit	$17,642	$22,408

GAAP cost of revenue	$7,885	$7,706
Acquisition-related intangible amortization expense	(113)	(1,186)
Non-GAAP cost of revenue	$7,772	$6,520

Non-GAAP gross profit	$17,755	$23,594

GAAP total operating expense	$19,140	$29,476
Share-based compensation expense (1)	(580)	(521)
Stock option review expense (2)	-	(464)
Restructuring expense (3)	(520)	(1,275)
Non-GAAP total operating expense	$18,040	$27,216

Non-GAAP operating income (loss)	$(285)	$(3,622)

Other income (expense), net	151	(133)

Non-GAAP loss from operations before income taxes	(134)	(3,755)

Non-GAAP Provision (benefit) for income taxes(4)	(53)	(1,502)

Non-GAAP income (loss) from operations	$(81)	$(2,253)

Basic income (loss) per share
GAAP	$(0.07)	$(0.14)
Non-GAAP	$(0.00)	$(0.09)

Diluted income (loss) per share
GAAP	$(0.07)	$(0.14)
Non-GAAP	$(0.00)	$(0.09)

Shares used in computing net income (loss) per share
Basic	26,611	26,443
Diluted	26,611	26,443

(1) Share-based compensation expense consists of:
Marketing and sales	$175	$313
Research and development	83	57
General and administrative	322	151
	$580	$521

(2)  Stock option review expense is included in General and Administrative expense on a GAAP basis.
(3)  Restructuring expense is included as a separate line item in operating expense on a GAAP basis.
(4) Tax adjusted by applying an effective tax rate of 40% .

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2009

Sonic Solutions
Reconciliation of Adjusted EBITDA to GAAP Operating Income
(In thousands - Unaudited)

	Three Months Ended June 30,
	2009 (1)	2008 (1)

Adjusted EBITDA	$261	$(3,025)
Depreciation	(546)	(597)
Non-GAAP Operating Income	(285)	(3,622)
Purchase technology amortization	(113)	(1,186)
Restructuring	(520)	(1,275)
Stock option review expenses	-	(465)
Share-based compensation	(580)	(521)
GAAP Operating Income	$(1,498)	$(7,069)
Provision for (benefit) income taxes	(484)	3,561
Other income (expense)	151	(133)
GAAP Net Income	$(1,831)	$(3,640)

(1)  Tax adjusted by applying a effective tax rate of 40% .

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2009

About Sonic Solutions

Sonic Solutions® (NASDAQ: SNIC) is a leading developer of products and services that enable the creation, management, and enjoyment of digital media content across a wide variety of technology platforms.  Our products and services offer innovative technologies to consumers, original equipment manufacturers (“OEMs”), enterprises, high-end professional DVD authoring experts and developers.  We distribute our products and services through retailers and distributors, personal computer (“PC”) and consumer electronics (“CE”) OEMs, Internet websites including www.roxio.com, and other channels.  We also licenses core technology and intellectual property to other software companies and technology manufacturers for integration into their own products and services.  Sonic software is intended for use with Microsoft Windows and Apple Mac operating systems, as well as some Linux environments and proprietary platforms.

Forward-Looking Statements

This press release and our earnings conference call for the first quarter ended June 30, 2009 contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are made as of the date of this press release based upon our current expectations.  All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, projected savings, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words.  Such forward-looking statements include expectations regarding revenue, income, expenses, and other guidance for the fiscal quarter ending September 30, 2009.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to:

•
the negative impact of current macroeconomic conditions on consumers and associated impact on their ability and inclination to spend on leisure and entertainment related activities and related software and electronics;

•
the timely introduction and acceptance of new products and services, including but not limited to the rate of acceptance of our CinemaNow and Qflix initiative, online services and high-definition products by content owners, original equipment manufacturers and consumers;

•	competing products and services that may, now or in the future, be available to consumers;
•	pricing pressures associated with products or services offered by current or future competitors;
•	our ability to maintain sufficient liquidity and continue to fund our capital needs;
•	the costs associated with new product and service introductions and the possible adverse effects on gross margins;
•	fluctuations in demand for our products and services;
•	unforeseen increases in operating expenses;
•	reliance on and the possible loss of significant customers, major distributors or key suppliers;
•	risks associated with international operations;
•	the loss of key management personnel;
•	risks related to acquisition and the integration of acquired business assets, personnel and systems.
•	costs associated with litigation, patent prosecution, intellectual property claims, litigation related to stock option grant practices or any restatement of financials;
•	changes in effective tax rates;
•	tax issues or liability that relate to adjustments to the measurement dates associated with stock options issued by us;
•	unforeseen issues resulting from the restatement of our fiscal year 2005 financial statements and related matters; and

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2009

•	the impact of litigation related to our stock options grant practices or any restatement of its financial statements.

This press release should be read in conjunction with our most recent annual report on Form 10-K filed on June 1, 2009, our Form 10-Q filed on August 4, 2009, and our other reports currently on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results.  Sonic does not undertake to update any forward-looking statements unless otherwise required by law.

IR Contact:	PR Contact:

Sonic Solutions Investor Relations	Sonic Solutions Corporate Communication
Nils Erdmann	Chris Taylor

Phone: 415.893.8000 Fax: 415.893.8008	Phone: 415.893.8000 Fax: 415.893.8008